Exhibit 99.1

Albemarle Enters Definitive Agreement to Sell Fine Chemistry Services Business to
W.R. Grace & Co.

CHARLOTTE, N.C., Feb. 25, 2021 -- Albemarle Corporation (NYSE: ALB), a leader in the global specialty chemicals industry, today announced that it has signed a definitive agreement to sell its Fine Chemistry Services business to W.R. Grace & Co. for approximately $570 million, consisting of $300 million in cash, and the issuance to Albemarle of preferred equity of a W.R. Grace & Co. subsidiary having an aggregate stated value of $270 million. As part of the transaction, Grace will acquire Albemarle’s operations in Tyrone, Pa., and South Haven, Mich.

Albemarle’s CEO Kent Masters said, “This transaction reflects our ongoing commitment to actively and continuously refine our portfolio as we focus Albemarle on its core, growth-oriented business segments. Fine Chemistry Services is a profitable business, and we have confidence that Grace is positioned to help it thrive. I want to thank the strong operating team for their excellent performance and professionalism throughout the process.”

The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close in the second quarter of 2021.

BofA Securities is acting as exclusive financial advisor to Albemarle and Troutman Pepper Hamilton Sanders LLP is acting as legal advisor in connection with this transaction.

About Albemarle Corporation
Albemarle Corporation (NYSE: ALB), headquartered in Charlotte, N.C., is a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts. We think beyond business-as-usual to power the potential of companies in many of the world's largest and most critical industries, such as energy, electronics, and transportation. We actively pursue a sustainable approach to managing our diverse global footprint of world-class resources. In conjunction with our highly experienced and talented global teams, our deep-seated values, and our collaborative customer relationships, we create value-added and performance-based solutions that enable a safer and more sustainable future.

We regularly post information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.

Forward-Looking Statements
Some of the information presented in this press release, including, without limitation, information related to the transaction, plans and anticipated benefits in relation to the transaction, the targeted close date for the transaction and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from the views expressed herein. Factors that could cause actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation: changes in economic and business conditions; changes priorities, financial and operating performance of Albemarle’s major customers and industries and markets served by Albemarle; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for Albemarle’s products or the end-user markets in which its products are sold; the availability of financing; the satisfaction of conditions to completion, including regulatory approvals; the occurrence of regulatory actions, proceedings, claims, or litigation; and the other factors detailed from time to time in the reports Albemarle files with the SEC, including those described under "Risk Factors" in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release. We assume no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Media Contact: Hailey Quinn, (980) 299-5640, Hailey.Quinn@albemarle.com

Investor Relations Contact: Meredith Bandy, (980) 999-5168, Meredith.Bandy@albemarle.com